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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                   ----------


November 5, 1999



To the Board of Directors of
R&G Financial Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 1999, relating to the financial statements which appears in the 1998 Annual Report to Shareholders of R&G Financial Corporation, which is incorporated by reference in R&G Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Juan, Puerto Rico